Exhibit 10.5

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on February 17, 2021)

(Approved by the Stockholders on March 2, 2021)

(Effective on                     , 2021)

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

i

(cc)	“Securities Act”	5

(dd)	“Service”	5

(ee)	“Share”	5

(ff)	“Stock”	5

(gg)	“Stock Unit”	5

(hh)	“Subsidiary”	5

SECTION 3.	ADMINISTRATION	5

(a)	Committee Composition	5

(b)	Committee Appointment	6

(c)	Committee Procedures	6

(d)	Committee Responsibilities	6

SECTION 4.	ELIGIBILITY	7

(a)	General Rule	7

(b)	Ten-Percent Stockholders	7

(c)	Attribution Rules	8

(d)	Outstanding Stock	8

SECTION 5.	STOCK SUBJECT TO PLAN	8

(a)	Basic Limitation	8

(b)	Additional Shares	8

(c)	Substitution and Assumption of Awards	9

(d)	Grants to Outside Directors	9

SECTION 6.	RESTRICTED SHARES	9

(a)	Restricted Share Award Agreement	9

(b)	Payment for Awards	9

(c)	Vesting	9

(d)	Voting and Dividend Rights	9

(e)	Restrictions on Transfer of Shares	10

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS	10

(a)	Stock Option Award Agreement	10

(b)	Number of Shares	10

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2021 STOCK INCENTIVE PLAN

(c)	Exercise Price	10

(d)	Withholding Taxes	10

(e)	Exercisability and Term	11

(f)	Exercise of Options	11

(g)	Effect of Change in Control	11

(h)	No Rights as a Stockholder	11

(i)	Modification, Extension and Renewal of Options	11

(j)	Restrictions on Transfer of Shares	12

(k)	Buyout Provisions	12

SECTION 8.	PAYMENT FOR SHARES	12

(a)	General Rule	12

(b)	Surrender of Stock	12

(c)	Services Rendered	12

(d)	Cashless Exercise	12

(e)	Exercise/Pledge	12

(f)	Net Exercise	12

(g)	Promissory Note	13

(h)	Other Forms of Payment	13

(i)	Limitations under Applicable Law	13

SECTION 9.	STOCK APPRECIATION RIGHTS	13

(a)	SAR Award Agreement	13

(b)	Number of Shares	13

(c)	Exercise Price	13

(d)	Exercisability and Term	13

(e)	Effect of Change in Control	14

(f)	Exercise of SARs	14

(g)	Modification, Extension or Assumption of SARs	14

(h)	Buyout Provisions	14

SECTION 10.	STOCK UNITS	14

(a)	Stock Unit Award Agreement	14

(b)	Payment for Awards	14

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2021 STOCK INCENTIVE PLAN

(c)	Vesting Conditions	14

(d)	Voting and Dividend Rights	14

(e)	Form and Time of Settlement of Stock Units	15

(f)	Death of Participant	15

(g)	Creditors’ Rights	15

SECTION 11.	CASH-BASED AWARDS	15

SECTION 12.	ADJUSTMENT OF SHARES	16

(a)	Adjustments	16

(b)	Dissolution or Liquidation	16

(c)	Mergers or Reorganizations	16

(d)	Reservation of Rights	17

SECTION 13.	DEFERRAL OF AWARDS	17

(a)	Committee Powers	17

(b)	General Rules	18

SECTION 14.	AWARDS UNDER OTHER PLANS	18

SECTION 15.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES	18

(a)	Effective Date	18

(b)	Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units	18

(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	18

SECTION 16.	LEGAL AND REGULATORY REQUIREMENTS	19

SECTION 17.	TAXES	19

(a)	Withholding Taxes	19

(b)	Share Withholding	19

(c)	Section 409A	19

SECTION 18.	TRANSFERABILITY	19

SECTION 19.	PERFORMANCE BASED AWARDS	20

SECTION 20.	NO EMPLOYMENT RIGHTS	20

SECTION 21.	DURATION AND AMENDMENTS	20

(a)	Term of the Plan	20

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2021 STOCK INCENTIVE PLAN

(b)	Right to Amend the Plan	20

(c)	Effect of Termination	20

SECTION 22.	AWARDS TO NON-U.S. PARTICIPANTS	20

SECTION 23.	GOVERNING LAW	21

SECTION 24.	SUCCESSORS AND ASSIGNS	21

SECTION 25.	EXECUTION	21

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

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COURSERA, INC.

2021 STOCK INCENTIVE PLAN

SECTION 1.ESTABLISHMENT AND PURPOSE.

This Coursera, Inc. Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors on February 17, 2021 and shall be effective on                     , 2021 (the “Effective Date”). The Plan’s purpose is to attract, retain, incent, and reward top talent through stock ownership to improve operating and financial performance and strengthen the mutuality of interest between eligible service providers and stockholders.

SECTION 2.DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

(b) “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

(f) “Change in Control” means the occurrence of any of the following events:

(i)	A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)

Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

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2021 STOCK INCENTIVE PLAN

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding Shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer, or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is twenty-four (24) months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

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2021 STOCK INCENTIVE PLAN

(g) “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Committee” means the Leadership, Diversity, Equity, Inclusion and Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

(i) “Company” means Coursera, Inc., a Delaware corporation, including any successor thereto.

(j) “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the Board of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)

If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

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2021 STOCK INCENTIVE PLAN

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “ISO” means an employee incentive stock option described in Section 422 of the Code.

(q) “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(r) “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(s) “Outside Director” means a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

(t) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u) “Participant” means a person who holds an Award.

(v) “Plan” means this 2021 Stock Incentive Plan of Coursera, Inc., as amended from time to time.

(w) “Predecessor Plans” means the Coursera, Inc. 2014 Executive Stock Incentive Plan, as amended and restated, and the Coursera, Inc. Stock Incentive Plan, as amended and restated.

(x) “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Committee.

(y) “Restricted Share” means a Share awarded under the Plan.

(z) “Returning Shares” means Shares subject to outstanding stock awards granted under either of the Predecessor Plans and that following the Effective Date: (A) are subsequently forfeited or terminated for any reason before being exercised or settled; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are subject to vesting

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2021 STOCK INCENTIVE PLAN

restrictions and are subsequently forfeited; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(aa) “SAR” means a stock appreciation right granted under the Plan.

(bb) “Section 409A” means Section 409A of the Code.

(cc) “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(dd) “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(ee) “Share” means one Share of Stock, as adjusted in accordance with Section 12 (if applicable).

(ff) “Stock” means the Common Stock, par value $0.0001 per Share, of the Company.

(gg) “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(hh) “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board or a Committee appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market or the New York Stock Exchange, as applicable to the Company, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

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2021 STOCK INCENTIVE PLAN

(b) Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)	To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;

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(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

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2021 STOCK INCENTIVE PLAN

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) 15,400,000 Shares, plus (y) the sum of any Returning Shares which become available from time to time, plus (z) an annual increase on the first day of each fiscal year, for a period of not more than ten (10) years, beginning on January 1, 2022, and ending on (and including) January 1, 2031, in an amount equal to (i) five percent (5%) of the outstanding Shares on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the Board determines for purposes of the annual increase for that fiscal year. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed five (5) times the number of Shares provided under (x) above plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(b). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. If Restricted Shares or Shares issued upon the exercise of options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units or SARs are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units or SARs shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. Any Shares withheld to satisfy the Exercise Price or tax withholding obligation pursuant to any Award of Options or SARs shall be added back to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

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(c) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(d) Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any calendar year (other than the calendar year in which an Outside Director commences service on the Board) may not exceed $750,000, provided that any Award granted to an Outside Director in lieu of a cash retainer and/or meeting fees pursuant to Section 15(b) will be excluded from such limit.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested

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Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect to which the dividend was paid. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

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(e) Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (five (5) years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until such Shares are issued to the Participant. No adjustments shall be made, except as provided in Section 12.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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(k) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

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(g) Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h) Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

(i) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

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(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the

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Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS.

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the

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Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5;

(ii)	The number of Shares covered by each outstanding Award; and

(iii)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Mergers or Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(v)

Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the

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underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. To the extent that the applicable agreement of merger or reorganization does not provide for one of the treatments set forth in (i) – (v) above, all outstanding Awards will be subject to full vesting immediately prior to the effectiveness of such transaction; provided, however, that the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion.

(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of Shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of stock of any class. Any issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)

Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

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(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares, or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Stock Units shall also be determined by the Board.

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SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. TAXES.

(a) Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six (6) months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in

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such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 20. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 21. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved the stockholders of the Company.

(b) Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy, or custom. The Committee also may impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

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SECTION 23. GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

SECTION 24. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

SECTION 25. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

COURSERA, INC.

By:
Name:
Title:

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COURSERA, INC.

2021 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following Option (this “Option” or the/this “Award”) to purchase shares of Common Stock (“Stock”) of Coursera, Inc. (the “Company”) under the Coursera, Inc. 2021 Stock Incentive Plan (as may be amended from time to time, the “Plan”):

Name of Optionee:	[Name of Optionee]

Grant Date:	[Date of Grant]

Total Number of Shares Subject to Option:	[Total Shares]

Type of Option:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Exercise Price Per Share:	$[Exercise Price]

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:	[Actual vesting schedule to be inserted]

Expiration Date:	[Expiration Date] This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

By your written signature below (or your electronic acceptance), and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan, this Notice of Option Grant and the Stock Option Agreement (collectively, this “Agreement”), each of which are attached to and made a part of this document.

By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Notwithstanding the above, if you have not affirmatively rejected or accepted this Award within 90 days of the Date of Grant set forth in this Notice of Stock Option Grant, you are deemed to have accepted this Award, subject to all of the terms and conditions of this Agreement.

1

OPTIONEE	COURSERA, INC.

By:
Optionee’s Signature	Name:
Title:
Optionee’s Printed Name

2

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2021 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

The Plan and Other Agreements

The Option that you are receiving is granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Capitalized terms not defined in this Agreement will have the meanings ascribed to them in the Plan.

The attached Notice of Stock Option Grant, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it will be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

Vesting	This Option becomes exercisable in installments, as shown on the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your Service as an Employee or Consultant has terminated for any reason.

Term	This Option expires in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth (5th) anniversary for a more than ten percent (10%) shareholders as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination	If your Service is terminated for any reason except due to your death or Disability, then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). Your Service will not be extended by any notice period (e.g., your Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any). The Company determines when your Service terminates for this purpose and all purposes under the Plan, and its determinations are conclusive and binding on all persons.

3

Death	If your Service terminates because of your death, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to twelve (12) months, your estate or heirs may exercise this Option.

Disability	If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence if the leave of absence was approved by the Company in writing, and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If your work schedule changes (i.e., your work hours are increased or reduced), then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy, or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Stock pursuant to this Option will relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval will not have been obtained.

Notice of Exercise	When you wish to exercise this Option, you must provide a written or electronic notice of exercise form (substantially in the form attached to this Agreement as Exhibit A) in accordance with such procedures as are established by the Company and communicated to you from time to time. Any notice of exercise must specify how many Shares you wish to purchase and how your Shares should be registered. The notice of exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

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Form of Payment

When you submit your notice of exercise, you must include payment of the Option exercise price for the Shares you are purchasing. Payment may be made in the following form(s):

•  Your personal check, a cashier’s check, a money order or a wire transfer.

•  Certificates for Shares that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Shares issued to you upon exercise of this Option. However, you may not surrender or attest to the ownership of Shares in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•  By delivery on a form approved by the Company of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares that are issued to you when you exercise this Option, and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by providing a notice of exercise form approved by the Company.

•  By delivery on a form approved by the Company of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares that are issued to you when you exercise this Option as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by providing a notice of exercise form approved by the Company.

•  If permitted by the Committee, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option will be reduced by the largest

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wholenumber of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued will be paid by you in cash or other form of payment permitted under this Option. The directions must be given by providing a notice of exercise form approved by the Company.

•  Any other form permitted by the Committee in its sole discretion.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Withholding Taxes and Stock Withholding

Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and your Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of this Option, you will pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment on account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the maximum legally required tax withholding, (b) having the Company withhold taxes from the proceeds of the sale of the Shares,

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either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Committee. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. The Company or your Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to Share equivalent. Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

In general, only you can exercise this Option prior to your death. You may not sell, transfer, assign, pledge or otherwise dispose of this Option, other than as designated by you, by will or by the laws of descent and distribution, except as provided below. For instance, you may not use this Option as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in this Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than fifty percent (50%) of the

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beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than fifty percent (50%) of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights	Neither this Option nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Shareholder Rights	This Option carries neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a shareholder of the Company unless and until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments will be made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	The number of Shares covered by this Option and the exercise price per Share will be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional stock options or securities to which you are entitled by reason of this Award.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement will be given in writing, including electronically, and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to

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the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto. The Company may, in its sole discretion, deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, you hereby (1) consent to receive such documents by electronic means; (2) consent to the use of electronic signatures; and (3) agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions

Section 409A of the Code	To the extent this Agreement is subject to, and not exempt from, Section 409A of the Code, this Agreement is intended to comply with Section 409A, and its provisions will be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

Applicable Law and Choice of Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware without application of the conflicts of law principles thereof.

Any controversy arising out of or relating to this Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Santa Clara County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., San Jose, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or

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relief granted by the arbitrator hereunder shall be final and binding on the parties hereto, and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or you or them in connection with the resolution of the dispute.

Governing Plan Document	This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of this Agreement, the Notice of Stock Option Grant, and those of the Plan, the provisions of the Plan will control.

Severability	In the event that all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

Recoupment	This Award is subject to the terms of the Company’s recoupment, clawback or similar policy, as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any Shares or other cash or property received with respect to the Award (including any value received from a disposition of the Shares acquired upon settlement of the Award).

No Tax, Legal or Investment Advice	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

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Miscellaneous

You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount, and (4) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares subject to awards, the exercise price and the vesting schedule, will be at the sole discretion of the Company.

The value of this Option will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.

You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance or other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation,

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administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan, of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

BY SIGNING THE NOTICE OF STOCK OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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EXHIBIT A

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

OPTIONEE INFORMATION:

Name:

Social Security Number:

Employee Number:

Address:

OPTION INFORMATION:

Grant Date:

Exercise Price per Share:	$

Total Number of Shares of Coursera, Inc. (the “Company”) Covered by Option:

Type of Stock Option:	☐ Nonstatutory (NSO)

☐ Incentive (ISO)

Number of Shares of the Company for which Option is Being Exercised Now:	(“Purchased Shares”)

Total Exercise Price for the Purchased Shares:	$

Form of Payment:	☐ Cash or Check for $ payable to “Coursera, Inc.” ☐ Cashless exercise ☐ Net exercise

Name(s) in which the Purchased Shares should be Registered:

The Certificate for the Purchased Shares (if any) should be sent to the Following Address:

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

A-1

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Coursera, Inc. 2021 Stock Incentive Plan and the tax consequences of an exercise.

3.

In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.

In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I dispose of the Purchased Shares prior to the date that is two (2) years after the Grant Date and one (1) year after the date the option was exercised).

SIGNATURE AND DATE:

, 20

A-2

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted the following Restricted Stock Units (the “Restricted Stock Units”, “RSUs” or the/this “Award”) representing shares of Common Stock of Coursera, Inc. (the “Company”) under the Coursera, Inc. 2021 Stock Incentive Plan (as may be amended from time to time, the “Plan”):

Name of Recipient:	[Name of Recipient]

Grant Date:	[Date of Grant]

Total Number of Shares Subject to Restricted Stock Units:	[Total Shares]

First Vesting Date:	[First Vesting Date]

Vesting Schedule:	[Actual vesting schedule to be inserted]

By your written signature below (or your electronic acceptance) and the signature of the Company’s representative below, you and the Company agree that the RSUs are granted under and governed by the term and conditions of the Plan, this Notice of Restricted Stock Unit Award and the Restricted Stock Unit Agreement, including any special terms for Participants outside the United States (“U.S.”) set forth in the Addendum (collectively, this “Agreement“), both of which are attached to and made a part of this document.

By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Notwithstanding the above, if you have not affirmatively rejected or accepted this Award within 90 days of the Date of Grant set forth in this Notice of Restricted Stock Unit Award, you are deemed to have accepted this Award, subject to all of the terms and conditions of this Agreement.

RECIPIENT	COURSERA, INC.

By:
Recipient’s Signature	Name:
Title:
Recipient’s Printed Name

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

The Plan and Other Agreements

The RSUs that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Capitalized terms not defined in this Agreement will have the meanings ascribed to them in the Plan.

The attached Notice of Restricted Stock Unit Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Payment for RSUs	No cash payment is required for the RSUs you receive. You are receiving the RSUs in consideration for Services rendered by you.

Vesting	The RSUs that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Unit Award. No additional RSUs vest after your Service as an Employee or a Consultant has terminated for any reason.

Forfeiture	If your Service terminates for any reason, then this Award expires immediately as to the number of RSUs that have not vested before the termination date and do not vest as a result of termination. Your Service will not be extended by any notice period (e.g., your Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any). This means that the unvested RSUs will immediately be cancelled when your Service terminates. You receive no payment for RSUs that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

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If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If your work schedule changes (i.e., your work hours are increased or reduced), then the vesting schedule specified in the Notice of Restricted Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Nature of RSUs	Your RSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your RSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

RSUs Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. If you attempt to do any of these things, your RSUs will immediately become invalid.

Settlement of RSUs

Each of your vested RSUs will be settled when it vests; provided, however, that if the Committee requires you to pay withholding taxes through a sale of Shares, settlement of each RSU may be deferred to the first permissible trading day (as defined below) for the Shares, if later than the applicable vesting date.

Under no circumstances may your RSUs be settled later than two and one-half (2-1/2) months following the calendar year in which the applicable vesting date occurs.

For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (1) the exchange on which the Shares are traded is open for trading on that day; (2) you are permitted to sell Shares on that day without incurring liability under Section 16(b) of the Exchange Act; (3) either (a) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (b) Rule 10b5-1 under the Exchange Act would apply to the sale; (4) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (5) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.

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At the time of settlement, you will receive one Share for each vested RSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation and the Shares are subject to such approvals by any governmental agencies or national securities exchanges as may be required.

Withholding Taxes and Stock Withholding

Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the award, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and your Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of the RSUs, you shall pay or make adequate arrangements satisfactory to the Company and your Employer to satisfy all withholding and payment on account obligations of the Company and your Employer. In this regard, you authorize the Company and your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and your Employer.

Unless an alternative arrangement satisfactory to the Committee has been provided prior to the vesting date, the default method for paying withholding taxes is withholding fully vested Shares that otherwise would be issued to you when the RSUs are settled, provided that the Company only withholds a number of whole Shares having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required tax withholding. Notwithstanding the foregoing, if you are classified as a Section 16 officer of the Company under the Exchange Act when the RSUs are settled, you shall be restricted to satisfying your obligation for Tax-Related Items by withholding in fully vested Shares that otherwise would be issued to you when the RSUs are settled, unless

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this withholding method is not permissible under applicable laws, or the Company has authorized an alternative method for the relative taxable event. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. The Committee may also require the withholding of taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or any other arrangement approved by the Committee.

The Fair Market Value of the Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Company or your Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to Share equivalent. Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares will be forfeited if you do not comply with such obligations on or before the date that is two and one-half (2-1/2) months following the calendar year in which the applicable vesting date for the RSUs occurs.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither this Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments	The number of RSUs covered by this Award will be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional restricted stock units or securities to which you are entitled by reason of this Award.

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Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement will be given in writing, including electronically, and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto. The Company may, in its sole discretion, deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, you hereby (1) consent to receive such documents by electronic means; (2) consent to the use of electronic signatures; and (3) agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

Section 409A of the Code	To the extent this Agreement is subject to, and not exempt from, Section 409A of the Code, this Agreement is intended to comply with Section 409A, and its provisions will be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

Applicable Law and Choice of Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware without application of the conflicts of law principles thereof.

Any controversy arising out of or relating to this Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Santa Clara County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., San Jose, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the

6

exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or you or her in connection with the resolution of the dispute.

Governing Plan Document	This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of this Agreement, the Notice of Restricted Stock Unit Award, and those of the Plan, the provisions of the Plan will control.

Severability	In the event that all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

Recoupment	This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any Shares or other cash or property received with respect to the Award (including any value received from a disposition of the Shares acquired upon settlement of the Award).

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No Tax, Legal or Investment Advice	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

Miscellaneous

You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (4) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of RSUs subject to awards and the vesting schedule, will be at the sole discretion of the Company.

The value of this Award will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.

You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance or other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of

8

all awards or any other entitlements to RSUs or Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

BY SIGNING THE NOTICE OF RESTRICTED STOCK UNIT AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

9

ADDENDUM

SPECIAL TERMS AND CONDITIONS FOR PARTICIPANTS OUTSIDE THE U.S.

This Addendum includes additional country-specific terms and conditions that apply to Participants working and/or residing in the countries listed below. This Addendum is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Restricted Stock Unit Award Agreement.

The information is based on the securities and other laws in effect in the respective countries as of [January 2021]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Addendum as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date when your Award vests or settles, or you sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working and/or residing or you transfer employment or residency after the Date of Grant, or if you are considered a resident of another country for local law purposes, then the provisions contained herein may not be apply to you. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

ADDENDUM - 1

TERMS APPLICABLE TO ALL PARTICIPANTS OUTSIDE THE U.S.

1. NATURE OF GRANT. In accepting the Award, you understand, acknowledge and agree that:

(a) The Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) The grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c) All decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;

(d) Your participation in the Plan is voluntary;

(e) The Award and the Shares subject to the Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) The Award and the Shares subject to the Award, and the income from and value of same, are not part of normal or expected salary or compensation for any purpose, including calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h) If you acquire Shares upon settlement of the Award, the value of such Shares may increase or decrease;

(i) No claim or entitlement to compensation or damages shall arise from forfeiture of the Award or any portion thereof resulting from the termination of your continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any);

(j) Unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate; and

(k) Neither the Company nor your Employer shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. Dollar that may affect the value of the Award or of any amounts due to you pursuant to the Award or the subsequent sale of any Shares acquired upon settlement.

ADDENDUM - 2

2. DATA PRIVACY INFORMATION AND CONSENT.

(a) Data Collection and Usage. The Company and your Employer may collect, process and use certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested, settled or outstanding in your favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is your consent.

(b) Stock Plan Administration Service Providers. The Company may transfer Data to third parties which assist the Company with the implementation, administration and management of the Plan. The Company may select different service providers or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and its service providers are based in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is your consent.

(d) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond your period of continuous Service. When the Company or your Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your salary from or service with your Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant these Awards or other equity awards to you or administer or maintain such awards.

(f) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.

ADDENDUM - 3

By accepting the Award and indicating consent via the Company’s acceptance procedure, you are declaring that you agree with the data processing practices described herein and consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

3. SECURITIES LAW NOTICE. Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. The Agreement, the Notice of Restricted Stock Unit Award, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S., and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

4. LANGUAGE. You acknowledge you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

5. FOREIGN ASSET/ACCOUNT REPORTING. You acknowledge that there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan in an escrow, trust, brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

BULGARIA

Purpose and Eligibility

The purpose of this sub-addendum to the Plan (the “BG Addendum”) is to enable the Company to grant RSUs to certain employees of the Company who are based in the Republic of Bulgaria (“Bulgarian employees”). RSUs may only be granted under the BG Addendum to Bulgarian employees of the Company. Any person to whom an RSU has been granted under the BG Addendum is a “Participant” for the purposes of the Plan. RSUs granted pursuant to the BG Addendum shall be governed by the terms of the Plan and this Agreement, subject to any such amendments set out below and as are necessary to give effect to the BG Addendum.

ADDENDUM - 4

Definitions

Capitalized terms are defined in the Plan and this Agreement, with the following additions:

(a)	“NRA” means the National Revenue Agency of the Republic of Bulgaria.

(b)	“NSSI” means the National Social Security Institute of the Republic of Bulgaria.

(c)	“PITA” means the Personal Incomes Tax Act of the Republic of Bulgaria.

(d)	“SIC” means the Social Insurance Code of the Republic of Bulgaria.

(e)	“HIA” means the Health Insurance Act of the Republic of Bulgaria.

(f)	“Tax Liabilities” shall have the meaning set out under “Withholding Obligations” below.

Withholding obligations

For residents of Bulgaria, you shall be accountable for any personal income tax and any health and/or social security contributions liabilities, which are not in principle due at the expense of your Employer, which are chargeable on any assessable income deriving from the grant or settlement of an RSU. In respect of such assessable income, you shall indemnify the Company and (at the direction of the Company) a Subsidiary which is or may be treated as your Employer in respect of the following:

(a)	Any personal income tax liability, which is to be paid to the NRA by the Company on your behalf and at your expense pursuant to the provisions of the PITA;

(b)	Any social security contribution liability, which is to be paid to the NSSI by the Company on your behalf and at your expense pursuant to the provisions of the SIC; and

(c)	Any health security contribution liability, which is to be paid to the NSSI by the Company on your behalf and at your expense pursuant to the provisions of the HIA, (together “Tax Liabilities”).

You shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company, any of the following:

(a)

Making a cash payment of an appropriate amount equal to the Tax Liabilities to the Company before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred, or

(b)

Deduction of an appropriate amount equal to the Tax Liabilities from your salary payable for the month in which the event giving rise to the Tax Liabilities occurred or one or more of the following months.

(c)

Selling back to the Company a sufficient amount of the Shares acquired pursuant to the settlement of the RSUs to cover the amount of the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares;

ADDENDUM - 5

(d)

Appointing the Company as an agent and/or attorney for the sale of sufficient amount of the Shares acquired pursuant to settlement of the RSUs to cover the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares.

(e)	Any other appropriate means of indemnity agreed on between you and the Company.

Data Privacy

(a)

You understand and agree that the Company and any relevant Subsidiary or Affiliate may collect, use and transfer in electronic or other form any personal information (the “Data”) necessary for the purposes of implementing, administering and managing the Participant’s participation in the Plan and the implementation, administration and management of the Plan. Data includes your home address, telephone number, date of birth, national insurance number, salary, nationality, job title and number of shares of Common Stock held and the details of all stock units or any other entitlements to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding.

(b)

You understand and agree that Data may be transferred to the Company and any of its Subsidiaries and to any third parties dealing with the implementation, administration and management of the Plan, including any requisite transfer to broker or other third party assisting with the settlement of the RSUs or with whom the Shares may be deposited.

(c)

You understand and agree that the recipient of Data may be located overseas both within and outside the European Union and those countries may have data privacy laws which are different to those applicable on the territory of the Republic of Bulgaria. Furthermore, you understand and agree that the transfer of Data to such third parties is necessary to facilitate your participation in the Plan and the implementation, administration and management of the Plan.

CANADA

Settlement of Award

Notwithstanding any provision of the Plan to the contrary, an Award granted to a Participant who is a resident of Canada shall be settled in Shares, unless the Participant agrees to the settlement being made in the form of cash, a combination of cash and Shares, or in any other form.

Tax Withholding Obligations

For residents of Canada, you understand, acknowledge and agree that, with respect to the payment of Tax-Related Items in connection with this Award, in addition to the means specifically contemplated in the “Withholding Taxes and Stock Withholding” section of this

ADDENDUM - 6

Agreement, you may be required to make a payment to the Company to enable it to satisfy any applicable withholding obligations with regard to Tax-Related Items before the issuance of Shares to you pursuant to this Award.

COLOMBIA

Nature of Grant

This provision supplements Section 1 of this Addendum:

You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.

Exchange Control Information

You understand that you are responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSUs, any Shares acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. You are responsible for ensuring your compliance with any applicable requirements and should speak to your personal legal advisor on this matter.

Foreign Asset / Account Reporting Information

You understand that you must file an annual informative return with the Colombian Tax Office detailing any assets held abroad (including Shares held outside of Colombia). If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

INDIA

Data Privacy Information and Consent

By accepting the Award and indicating consent via the Company’s acceptance procedure, you are declaring that you agree to allow, use and transfer your personal information (including any sensitive personal data and information) for the purpose of achieving the objectives contemplated herein, and you further agree and acknowledge that the data collection, security and transfer practices adopted by the Company are the reasonable security practices and procedures for the purpose of (Indian) Information Technology Act, 2000, and the rules framed thereunder.

Exchange Control Information

You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan and convert the proceeds into local currency, immediately, but in any event no later than 90 days of sale of Shares. You also understand that you must repatriate any cash dividend equivalents to India and convert the proceeds into local currency within 60 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company requests proof of repatriation.

ADDENDUM - 7

Foreign Asset/Account Reporting Information

Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in their annual tax return. You should consult with your personal tax advisor to determine your personal reporting obligations.

UNITED KINGDOM

Purpose and Eligibility

The purpose of this sub-addendum to the Plan (the “UK Addendum”) is to enable the Company to grant restricted stock units (“RSUs”) to certain employees and directors of the Company and its Subsidiaries who are based in the United Kingdom. RSUs may only be granted under the UK Addendum to employees and directors of the Company and its Subsidiaries. Any person to whom an RSU has been granted under the UK Addendum is a “Participant” for the purposes of the Plan. RSUs granted pursuant to the UK Addendum shall be governed by the terms of the Plan and this Agreement, subject to any such amendments set out below and as are necessary to give effect to the UK Addendum. RSUs granted pursuant to the UK Addendum are granted pursuant to an “employees’ share scheme” for the purposes of the Financial Services and Markets Act 2000.

Definitions

Capitalized terms are defined in the Plan and this Agreement, with the following additions or amendments:

(a)	“Control” (for the purposes of the definition of “Subsidiary” below) has the meaning contained in section 719 ITEPA.

(b)	“Data Protection Law” means:

a.	EU Regulation 2016/679 as it forms part of the law of England and Wales by virtue of section 3 of the European Union (Withdrawal) Act 2018 (the “UK GDPR”); and

b.	the Data Protection Act 2018;

in each case, to the extent in force, and as such are updated, amended or replaced from time to time.

(c)	“HMRC” means the UK HM Revenue and Customs.

(d)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(e)	“Personal Data” means as defined in Data Protection Law.

(f)	“Subsidiary” means a company (wherever incorporated) which for the time being is under the Control of the Company.

(g)	“Tax Liabilities” shall have the meaning set out under “Withholding Obligations” below.

ADDENDUM - 8

Settlement of RSUs

For residents of the UK, settlement of RSUs upon vesting will be made in whole Shares, or, subject to your prior written consent, in the form of cash (or a combination of cash and whole Shares).

Withholding obligations

For residents of the UK, you shall be accountable for any income tax and, subject to the following provisions, national insurance liability which is chargeable on any assessable income deriving from the vesting of, or other dealing in, an RSU, or any additional share of cash consideration acquired as a result of a distribution of a dividend. In respect of such assessable income, you shall indemnify the Company and (at the direction of the Company), any Subsidiary which is or may be treated as your Employer in respect of the following:

(a)

any income tax liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under ITEPA and the PAYE regulations referred to in it; and

(b)

any national insurance liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it, such national insurance liability being the aggregate of:

i.	all the employee’s primary Class 1 national insurance contributions; and

ii.	all the employer’s secondary Class 1 national insurance contributions,

((a) and (b) together, the “Tax Liabilities”).

You shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company, any of the following:

(a)

making a cash payment of an appropriate amount to your Employer whether by cheque, banker’s draft, bank transfer or deduction from salary in time to enable your Employer to remit the appropriate amount to HMRC before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or

(b)

appointing the Company as agent and/or attorney for the sale of sufficient shares of Common Stock acquired pursuant to the vesting of an RSU to cover the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares; or

(c)	entering into an election whereby your Employer’s liability for secondary Class 1 national insurance contributions is transferred to you on terms set out in the election and approved by HMRC.

ADDENDUM - 9

Section 431 election

Where the Shares to be acquired on settlement of an RSU are considered to be “restricted securities” for the purposes of Part 7, Chapter 2 ITEPA (such determination to be at the sole discretion of the Company), it is a condition of grant, exercise or vesting (as determined by the Company) that you (if so directed by the Company) enters into a joint election with the Company, or, if different, the relevant Subsidiary employing you, pursuant to section 431, ITEPA electing that the market value of the shares of Common Stock to be acquired be calculated as if the shares of Common Stock were not “restricted securities”.

Employment Rights

(a)

You acknowledge and agree that the terms of your employment shall not be affected in any way by your participation in the Plan which shall not form part of such terms (either expressly or impliedly) nor in any way entitle you to take into account such participation in calculating any compensation or damages on the termination of his employment for whatever reason (whether lawful or unlawful) which might otherwise be payable to you, and your terms of employment shall be deemed to be varied accordingly.

(b)

The Plan is entirely discretionary and may be suspended or terminated by the Company at any time for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future Awards or benefits. All determinations with respect to future Awards will be at the sole discretion of the Company. Rights under the Plan are not pensionable.

Data Privacy

(a)

The Company will collect, use, store, share and transfer Personal Data about you (“Data”) as necessary to facilitate the implementation, administration and management of the Plan. The Company may collect and receive Data about you directly and/or from the relevant employing subsidiary. Full details about what Data the Company collects, how the Company collects, uses, stores, shares, transfers and protects that Data and the lawful basis that the Company relies on to do so under Data Protection Law, are set out in the Company’s privacy policy (“Privacy Policy”). The Privacy Policy is available upon request from the Company.

(b)	You confirm that you have read and understood the Privacy Policy and acknowledges that the Company may collect, use, store, share and transfer your Data in accordance with the Privacy Policy.

ADDENDUM - 10

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

You have been granted the following restricted shares of Common Stock (the “Restricted Shares” or the/this “Award”) of Coursera, Inc. (the “Company”) under the Coursera, Inc. 2021 Stock Incentive Plan (as may be amended from time to time, the “Plan”):

Name of Recipient:	[Name of Recipient]

Grant Date:	[Date of Grant]

Total Number of Shares Granted:	[Total Shares]

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:	[Actual vesting schedule to be inserted]

By your written signature below (or your electronic acceptance) and the signature of the Company’s representative below, you and the Company agree that the Restricted Shares are granted under and governed by the term and conditions of the Plan, this Notice of Restricted Stock Award and the Restricted Stock Agreement (collectively, this “Agreement”), both of which are attached to and made a part of this document.

By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Notwithstanding the above, if you have not affirmatively rejected or accepted this Award within 90 days of the Grant Date set forth in this Notice of Restricted Stock Award, you are deemed to have accepted this Award, subject to all of the terms and conditions of this Agreement.

RECIPIENT	COURSERA, INC.

By:
Recipient’s Signature

Name:

Recipient’s Printed Name	Title:

COURSERA, INC.

2021 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

The Plan and Other Agreements

The Restricted Shares that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Capitalized terms not defined in this Agreement will have the meanings ascribed to them in the Plan.

The attached Notice of Restricted Stock Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Payment For Shares	No cash payment is required for the Shares you receive. You are receiving the Shares in consideration for Services rendered by you.

Vesting	The Shares that you are receiving will vest in installments, as shown in the Notice of Restricted Stock Award. No additional Shares vest after your Service as an Employee or a Consultant has terminated for any reason.

Shares Restricted	Unvested Shares will be considered “Restricted Shares.” Except to the extent permitted by the Committee, you may not sell, transfer, assign, pledge or otherwise dispose of Restricted Shares.

Forfeiture	If your Service terminates for any reason, then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. Your Service will not be extended by any notice period (e.g., your Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any). This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in

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writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Restricted Stock Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Stock Certificates or Book Entry Form	The Restricted Shares will be evidenced by either stock certificates or book entries on the Company’s stock transfer records pending expiration of the restrictions thereon. If you are issued certificates for the Restricted Shares, the certificates will have stamped on them a special legend referring to the forfeiture restrictions. In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a non-legended certificate for your vested Shares.

Shareholder Rights	During the period of time between the Grant Date and the date the Restricted Shares become vested, you will have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth above, and except in the case of any unvested Restricted Shares, you will not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Accordingly, you will have the right to vote the Restricted Shares and to receive any cash dividends paid with respect to the vested Restricted Shares.

Withholding Taxes and Stock Withholding	Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this Award, including the award or vesting of such Shares, the subsequent sale of Shares under this Award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items. Further, if you are subject to

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Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and your Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

No stock certificates will be released to you or no notations on any Restricted Shares issued in book-entry form will be removed, as applicable, unless you have paid or made adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment on account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be delivered to you when they vest having a Fair Market Value equal to the amount necessary to satisfy the maximum legally required tax withholding, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Committee. The Fair Market Value of the Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Company or your Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to Share equivalent.

Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

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No Retention Rights	Neither this Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments	The number of Restricted Shares covered by this Award will be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional restricted shares or securities to which you are entitled by reason of this Award.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Governing Plan Document	This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of this Agreement, the Notice of Restricted Stock Unit Award, and those of the Plan, the provisions of the Plan will control.

Severability	In the event that all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

Recoupment	This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any Shares or other cash or property received with respect to the Award (including any value received from a disposition of the Shares acquired upon settlement of the Award).

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No Tax, Legal or Investment Advice	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

Notice	Any notice required or permitted under this Agreement will be given in writing, including electronically, and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto. The Company may, in its sole discretion, deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, you hereby (1) consent to receive such documents by electronic means; (2) consent to the use of electronic signatures; and (3) agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions

Applicable Law and Choice of Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware without application of the conflicts of law principles thereof.

Any controversy arising out of or relating to this Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Santa Clara County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., San Jose, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through

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arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or you or her in connection with the resolution of the dispute.

Miscellaneous

You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (4) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to awards, the purchase price and the vesting schedule, will be at the sole discretion of the Company.

The value of this Award will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct your Employer to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your Employer deems necessary or appropriate to facilitate the administration of the Plan.

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You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company, your Employer and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance or other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

BY SIGNING THE NOTICE OF RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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